Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter Fiscal Year 2021

and CEO Transition Plan

BOSTON, MA (October 27, 2021) – Brightcove Inc. (Nasdaq: BCOV), the global leader in video for business, today announced financial results for the third quarter ended September 30, 2021.

“Brightcove made progress across a number of our strategic priorities during the third quarter, in particular on product innovation and retention,” said Jeff Ray, Brightcove’s Chief Executive Officer. “We continue to enhance the value proposition of the Brightcove platform and enable our customers to improve their business performance with video every day.”

“While our revenue and profitability performance in the quarter were ahead of expectations, we did experience sales challenges in certain regions,” Ray continued. We have seen success with our go-to-market strategy in North America and have an aggressive plan to leverage these strategies across all of our go-to-market teams. We remain confident in Brightcove’s long-term ability to deliver significantly faster revenue growth and higher levels of profitability.”

Update on Executive Leadership:

Jeff Ray, Brightcove’s Chief Executive Officer, has informed the Company’s Board of Directors that he intends to retire from Brightcove at the end of 2022 and will step down as CEO and Board Director when his successor is hired. Mr. Ray will continue to lead Brightcove until that time, with a focus on executing on the Company’s growth plans and ensuring a smooth and orderly transition to the next CEO.

Mr. Ray commented, “I am incredibly proud of what we have accomplished in my time at Brightcove, in particular the significant acceleration in our product innovation and our relentless focus on customer success. I strongly believe in the transformational power of video and Brightcove’s unique ability to help customers be successful with their video strategies. I am confident we have laid the foundation for Brightcove to deliver greater value for our customers and achieve the company’s long-term financial targets.”

Deb Besemer, Chairperson of the Board of Brightcove, said, “Under Jeff’s leadership, Brightcove has made significant progress on our strategic priorities that build upon the company’s rich history as the world’s leading online video platform. On behalf of the Brightcove Board of Directors and all of our employees, I want to thank Jeff for his exceptional contributions to the company. The timing of Jeff’s retirement provides the company the time to find the right successor and ensure a smooth and effective transition to the next CEO.”

Third Quarter 2021 Financial Highlights:

•

Revenue for the third quarter of 2021 was $52.2 million, an increase of 6% compared to $49.1 million for the third quarter of 2020. Subscription and support revenue was $49.2 million, an increase of 6% compared to $46.3 million for the third quarter of 2020.

•

Gross profit for the third quarter of 2021 was $33.5 million, representing a gross margin of 64% compared to a gross profit of $31.0 million and 63% for the third quarter of 2020. Non-GAAP gross profit for the third quarter of 2021 was $34.1 million, representing a non-GAAP gross margin of 65%, compared to a non-GAAP gross profit of $31.5 million and 64% for the third quarter of 2020. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $233 thousand for the third quarter of 2021, compared to an income of $1.3 million for the third quarter of 2020. Non-GAAP operating income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $2.9 million for the third quarter of 2021, compared to non-GAAP operating income of $4.5 million during the third quarter of 2020.

•

Net loss was $1.0 million, or a loss of $0.02 per diluted share, for the third quarter of 2021. This compares to a net income of $1.3 million, or $0.03 per diluted share, for the third quarter of 2020. Non-GAAP net income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $2.1 million for the third quarter of 2021, or $0.05 per diluted share, compared to non-GAAP net income of $4.6 million for the third quarter of 2020, or $0.11 per diluted share.

•

Adjusted EBITDA was $4.2 million for the third quarter of 2021, compared to adjusted EBITDA of $5.9 million for the third quarter of 2020. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $7.4 million for the third quarter for 2021, compared to cash flow provided by operations of $3.6 million for the third quarter of 2020.

•

Free cash flow was $4.9 million after the company invested $2.5 million in capital expenditures and capitalization of internal-use software during the third quarter of 2021. Free cash flow was $1.4 million for the third quarter of 2020.

•	Cash and cash equivalents were $45.3 million as of September 30, 2021 compared to $37.5 million on December 31, 2020.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $93,400 in the third quarter of 2021, excluding starter customers who had average annualized revenue of $4,400 per customer. This compares to $89,000 in the comparable period in 2020.

•	Recurring dollar retention rate was 93% in the third quarter of 2021, within our historical target of the low to mid-90 percent range.

•	Net revenue retention rate was 95% in the third quarter of 2021

•	Ended the quarter with 3,205 customers, of which 2,265 were premium.

•	New customers and customers who expanded their relationship during the third quarter include: Football Co, Mars Information Services, ITV, GameStop, Funny or Die, and Nikkei Visual Images.

•

Announced the acquisition of HapYak technology from Newsela, a leading K-12 instructional content platform, to help advance video interactivity. With the integration of the HapYak technology, Brightcove users can quickly and easily incorporate interactivity into virtually any video, including clickable hotspots, quizzes, shopping cart purchases, personalization, choose-your-own adventure paths, and a variety of calls to action. The technology will also enable marketers, HR, corporate training departments, and sales teams to track viewer actions and sentiment and to personalize customer journeys in entirely new ways.

•

Announced Brightcove Marketing Studio, a new solution that gives marketers access to easily find, use, and repurpose video assets, which are costly to create and underutilized across marketing teams. Brightcove Marketing Studio provides role-based access to video assets through a team’s preferred social platforms, marketing automation, digital asset management, and content management tools.

•

Announced Brightcove CorpTV, a solution designed for companies to think and act like media brands. Brightcove CorpTV enables organizations to create channels similar to Netflix or Hulu that stream content to customers and employees and other target audiences, each with their own, audience-specific, content.

Business Outlook

Based on information as of today, October 27, 2021, the Company is issuing the following financial guidance.

Fourth Quarter 2021:

•	Revenue is expected to be in the range of $51.0 million to $52.0 million, including approximately $2.2 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $1.0 million to $2.0 million, which excludes stock-based compensation of approximately $2.6 million and the amortization of acquired intangible assets of approximately $0.7 million.

•

Adjusted EBITDA is expected to be in the range of $2.2 million to $3.2 million, which excludes stock-based compensation of approximately $2.6 million, the amortization of acquired intangible assets of approximately $0.7 million, depreciation expense of approximately $1.2 million, and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.02 to $0.04, which excludes stock-based compensation of approximately $2.6 million, the amortization of acquired intangible assets of approximately $0.7 million, and assumes approximately 41.9 million weighted-average shares outstanding.

Full Year 2021:

•	Revenue is expected to be in the range of $209.5 million to $210.5 million, including approximately $12.0 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $15.3 million to $16.3 million, which excludes stock-based compensation of approximately $9.9 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expenses of $0.3 and other (benefit) expense of ($2.0) million.

•

Adjusted EBITDA is expected to be in the range of $20.5 million to $21.5 million, which excludes stock-based compensation of approximately $9.9 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expenses of $0.3, depreciation expense of approximately $5.3 million, other (benefit) expense of approximately ($2.0) million, and other income/expense and the provision for income taxes of approximately $1.8 million.

•

Non-GAAP earnings per diluted share is expected to be $0.32 to $0.35, which excludes stock-based compensation of approximately $9.9 million, the amortization of acquired intangible assets of approximately $3.0 million, merger-related expenses of $0.3, other (benefit) expense of ($2.0) million and assumes approximately 42.0 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, October 27, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13723548. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure video technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 70 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do.

Visit www.brightcove.com. Brightcove. Video that means business™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter and full year 2021, our position to execute on our growth strategy, our ability to execute our CEO transition plan, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel, including a new CEO; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$45,285	$37,472
Accounts receivable, net of allowance	28,138	29,305
Prepaid expenses and other current assets	20,376	18,738

Total current assets	93,799	85,515
Property and equipment, net	18,777	15,968
Operating lease right-of-use asset	5,668	8,699
Intangible assets, net	8,213	10,465
Goodwill	60,902	60,902
Other assets	6,491	5,254

Total assets	$193,850	$186,803

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,007	$10,456
Accrued expenses	21,082	25,397
Operating lease liability	2,176	4,346
Deferred revenue	61,739	58,741

Total current liabilities	96,004	98,940
Operating lease liability, net of current portion	3,734	5,498
Other liabilities	1,536	2,763

Total liabilities	101,274	107,201
Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	295,464	287,059
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(600)	(188)
Accumulated deficit	(201,458)	(206,438)

Total stockholders’ equity	92,576	79,602

Total liabilities and stockholders’ equity	$193,850	$186,803

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription and support revenue	$49,226	$46,338	$148,667	$136,613
Professional services and other revenue	2,937	2,746	9,785	7,050

Total revenue	52,163	49,084	158,452	143,663
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,406	15,735	46,840	50,290
Cost of professional services and other revenue	2,247	2,363	8,205	6,349

Total cost of revenue	18,653	18,098	55,045	56,639

Gross profit	33,510	30,986	103,407	87,024

Operating expenses: (1) (2)
Research and development	7,902	8,215	24,041	26,199
Sales and marketing	18,451	14,813	52,730	42,370
General and administrative	7,345	6,694	21,822	19,633
Merger-related	45	—	300	5,768
Other (benefit) expense	—	—	(1,965)	—

Total operating expenses	33,743	29,722	96,928	93,970

Income (loss) from operations	(233)	1,264	6,479	(6,946)
Other (expense) income, net	(319)	204	(937)	(291)

Income (loss) before income taxes	(552)	1,468	5,542	(7,237)
Provision for income taxes	468	154	562	597

Net income (loss) before income taxes	$(1,020)	$1,314	$4,980	$(7,834)

Net income (loss) per share—basic and diluted
Basic	$(0.02)	$0.03	$0.12	$(0.20)
Diluted	(0.02)	0.03	0.12	(0.20)

Weighted-average shares—basic and diluted
Basic	40,935	39,682	40,571	39,320
Diluted	40,935	40,646	42,238	39,320
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$157	$139	$501	$452
Cost of professional services and other revenue	113	63	299	233
Research and development	408	142	1,261	839
Sales and marketing	583	768	2,082	2,440
General and administrative	1,072	896	3,091	2,760
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$335	$336	$1,006	$1,166
Sales and marketing	407	477	1,245	1,432

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
Operating activities	2021	2020
Net income (loss)	$4,980	$(7,834)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,284	6,497
Stock-based compensation	7,234	6,724
Provision for reserves on accounts receivable	246	461
Changes in assets and liabilities:
Accounts receivable	710	(1,433)
Prepaid expenses and other current assets	(914)	(6,414)
Other assets	(1,273)	(1,247)
Accounts payable	79	104
Accrued expenses	(4,402)	3,410
Operating leases	(903)	(13)
Deferred revenue	2,707	8,667

Net cash provided by operating activities	14,748	8,922

Investing activities
Purchases of property and equipment, net of returns	(1,625)	(2,163)
Capitalization of internal-use software costs	(4,657)	(5,108)

Net cash used in investing activities	(6,282)	(7,271)

Financing activities
Proceeds from exercise of stock options	2,200	1,207
Deferred acquisition payments	(475)	—
Proceeds from debt	—	10,000
Debt paydown	—	(5,000)
Other financing activities	(1,375)	(448)

Net cash provided by financing activities	350	5,759

Effect of exchange rate changes on cash and cash equivalents	(1,003)	163

Net increase in cash and cash equivalents	7,813	7,573
Cash and cash equivalents at beginning of period	37,472	22,759

Cash and cash equivalents at end of period	$45,285	$30,332

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

GROSS PROFIT:
GAAP gross profit	$33,510	$30,986	$103,407	$87,024
Stock-based compensation expense	270	202	800	685
Amortization of acquired intangible assets	335	336	1,006	1,166
Restructuring	—	—	—	51

Non-GAAP gross profit	$34,115	$31,524	$105,213	$88,926

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$(233)	$1,264	$6,479	$(6,946)
Stock-based compensation expense	2,333	2,008	7,234	6,724
Amortization of acquired intangible assets	742	813	2,251	2,598
Merger-related	45	—	300	5,768
Restructuring	—	443	—	1,711
Other (benefit) expense	—	—	(1,965)	—

Non-GAAP income from operations	$2,887	$4,528	$14,299	$9,855

NET INCOME (LOSS):
GAAP net income (loss)	$(1,020)	$1,314	$4,980	$(7,834)
Stock-based compensation expense	2,333	2,008	7,234	6,724
Amortization of acquired intangible assets	742	813	2,251	2,598
Merger-related	45	—	300	5,768
Restructuring	—	443	—	1,711
Other (benefit) expense	—	—	(1,965)	—

Non-GAAP net income	$2,100	$4,578	$12,800	$8,967

GAAP diluted net income (loss) per share	$(0.02)	$0.03	$0.12	$(0.20)

Non-GAAP diluted net income per share	$0.05	$0.11	$0.30	$0.22

Shares used in computing GAAP diluted net income (loss) per share	40,935	39,682	40,571	39,320
Shares used in computing Non-GAAP diluted net income (loss) per share	41,736	40,646	42,238	39,971

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income (loss)	$(1,020)	$1,314	$4,980	$(7,834)
Other expense, net	319	(204)	937	291
Provision for income taxes	468	154	562	597
Depreciation and amortization	2,006	2,140	6,284	6,497
Stock-based compensation expense	2,333	2,008	7,234	6,724
Merger-related	45	—	300	5,768
Restructuring	—	443	—	1,711
Other (benefit) expense	—	—	(1,965)	—

Adjusted EBITDA	$4,151	$5,855	$18,332	$13,754